Prepared by:

Brian W. Hofmeister, Esquire

DEED OF ASSIGNMENT

THIS INDENTURE, made on this 14th day of November, 2018, by and between Longfin Corp., (hereinafter the "Assignor"), with an address of 195 U.S. Highway 9, Suite 204A, Unit I., Manalapan, New Jersey 07726 and Anthony Sodono, III, Esquire (hereinafter the "Assignee") with an address of 75 Livingston Avenue, Roseland, New Jersey 07068.

WITNESSETH

That the Assignor, for the purpose of securing to its creditors an equal distribution of its estate in proportion of their several just demands, and for the consideration of One Dollar and cents ($1.00) to it in hand paid by the Assignee, has, and by these presents does grant, bargain, sell, convey, and assign unto the Assignee, and to his heirs, administrators, executors, and assigns, all and singular, the lands, tenements, hereditaments, and real estate, of which the Assignor, is now seized or possessed or is in any way entitled, wharesoever the same may be situate, together with the appurtenances; and also all and singular the goods and chattels, bonds, notes, books of account contracts, rights, and credits of the Assignor, whatsoever and wharesoever;

TO HAVE AND TO HOLD the same unto the Assignee, his heirs, administrators, executors, and assigns forever, in trust to sell, collect and disburse and dispose of the same for the equal benefit of the creditors of the Assignor, and to distribute the net proceeds to the creditors of the Assignor, in proportion of their several just demands pursuant to the statutes in such case made and provided, and in further trust to pay the surplus, if any there be, after fully satisfying and paying the creditors and all proper costs and charges to Assignor.

Attached as Exhibit A is a list of all assets of Longfin Corp.

Attached as Exhibit B is a list of creditors of Longfin Corp.

IN WITNESS WHEREOF, by the Unanimous Written Resolution of the Board of Directors of the Assignor, Venkata S. Meenavalli has been authorized and does hereby execute this Deed of Assignment on behalf of the Assignor on the first day above written.

LONG FIN CORP.

By: ______________________

VENKATA S. MEENAVALLI
CEO

ATTEST:

____

VIVEK KUMAR RATAKONDA
CFO